UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 1st, 2004
Date of Report (Date of earliest event reported)

BANYAN CORPORATION
(Exact name of registrant as specified in its chapter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East, Los Angeles, CA 90067
 (address of principal executive offices)(Zip Code)

(800) 808-0899
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The auditing firm of Gelfond Hochstadt Pangburn, P.C., the independent auditors who reported on the Company’s balance sheet as of December 31st, 2003 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31st, 2003 was dismissed effective as of September 1, 2004. Their report was qualified in that the financial statements were prepared assuming that the Company would continue as a going concern. The report stated that the Company’s net loss, stockholders deficit and working capital deficiency as of December 31st, 2003 raised substantial doubt about the Company’s ability to continue as a going concern. The Company has no audit committee; accordingly, the decision to dismiss accountants was approved by the board of directors. During the Company’s two most recent fiscal years and any subsequent interim period there were no disagreements with Gelfond Hochstadt Pangburn, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report.

On September 1st, 2004, the Company appointed Schwartz Levitsky Feldman llp to audit the registrant’s financial statements for the fiscal year ended December 31st, 2004.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit
Number	Description of Exhibit

99.1	Letter from Gelfond Hochstadt Pangburn P.C. with respect to their dismissal to be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION
(Registrant)

Date: November 10th, 2004	/s/ Michael J. Gelmon
Michael J. Gelmon
Chief Executive Officer and Director